                                                                    EXHIBIT 14.1

           CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICERS AND SENIOR
                   FINANCIAL OFFICERS OF EMPIRE RESORTS, INC.

            Empire  Resorts,  Inc.  (the  "Company") is committed to the highest standards  of ethical  business  conduct.  The Company has adopted  this Code of
Ethics as a set of guidelines  to govern the conduct of its Principal  Executive
Officers,  including  the  Chairman  of its  Board of  Directors  and its  Chief
Executive  Officer,  and its  Senior  Financial  Officers,  including  the Chief
Financial  Officer of the Company and the Chairman of the Audit Committee of its
Board of Directors of the Company.  The  guidelines set forth in this Code shall apply to all employees of the Company.

            It is the policy of the Company that its Senior  Financial  Officers adhere to and espouse the following  principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

1.          The Principal  Executive  Officers and Senior Financial  Officers of
            the Company  should act with  honesty and  integrity  in  fulfilling their duties and responsibilities.

2.          The Principal  Executive  Officers and Senior Financial  Officers of
            the  Company  should  handle  in an  ethical  manner  all  actual or apparent  conflicts of interest  between  personal and  professional relationships.

            In order to avoid  conflicts of interest,  the  Principal  Executive
            Officers  and Senior  Financial  Officers of the Company  must:

            |X|   Avoid any personal  activity,  investment or association  that could appear to interfere  with good judgment  concerning  the
                  Company's best interests.
            |X|   Not exploit the officer's  position or  relationship  with the
                  Company for personal gain.
            |X|   Avoid even the appearance of such a conflict.

            For example,  there is a likely  conflict of interest if a Principal
            Executive Officer or Senior Financial Officer:

            |X|   Causes the  Company to engage in  business  transactions  with relatives or friends;
            |X|   Uses nonpublic  Company,  customer,  or vendor information for personal  gain by the Officer or the  Officer's  relatives  or friends  (including  securities  transactions  based  on  such information);
            |X|   Has more than a modest  financial  interest  in the  Company's vendors, clients or competitors;
            |X|   Receives a loan, or guarantee of obligations, from the Company or a third party as a result of the Officer's  position at the
                  Company; or
            |X|   Competes, or prepares to compete, with the Company while still employed by the Company.

                  There are  numerous  other  situations  in which a conflict of interest may arise. If a Principal  Executive Officer or Chief
                  Financial  Officer  has  concerns  about any  situation,  that officer  should so advise the persons  designated by the Audit
                  Committee  of the  Board of  Directors  to  receive  questions
                  regarding   compliance   and  ethics  (the  "Audit   Committee
                  Designees").

                  It is  essential  that each  Principal  Executive  Officer and
                  Senior  Financial  Officer avoids any investment,  interest or association that interferes,  might interfere, or might appear to  interfere,  with that  officer's  independent  exercise of judgment in the Company's best interests.

                  Engaging in any conduct that represents a conflict of interest is strictly prohibited.

3.                It is responsibility of the Principal  Executive  Officers and
                  Senior Financial Officers of the Company to assure that:

            |X|   All accounting records, as well as reports produced from those records,  are in accordance  with the laws of each  applicable jurisdiction.
            |X|   All records fairly and accurately  reflect the transactions or occurrences to which they relate.
            |X|   All  records  fairly and  accurately  reflect,  in  reasonable
                  detail,  the  Company's  assets,  liabilities,   revenues  and
                  expenses.
            |X|   The Company's  accounting  records do not contain any false or intentionally misleading entries.
            |X|   No  transactions   are   intentionally   misclassified  as  to
                  accounts, departments or accounting periods.
            |X|   All  transactions  are supported by accurate  documentation in reasonable  detail and  recorded in the proper  account and in the proper accounting period.
            |X|   No information is concealed from the internal  auditors or the independent auditors.
            |X|   There is full compliance with the Company's system of internal accounting controls.

4.          It is the responsibility of each of the Principal Executive Officers and Senior  Financial  Officers of the Company to promptly  bring to
            the  attention  of  the  Audit  Committee   Designees  any  material
            information  that officer is aware of that  affects the  disclosures made by the Company in its filings with the  Securities and Exchange
            Commission or in any other public communications.

5.          Each Principal Executive Officer and Senior Financial Officer of the
            Company is responsible for promptly bringing to the attention of the
            Audit  Committee  Designees  any  information  that officer may have concerning (i)  significant  deficiencies in the design or operation of internal  controls  which could  adversely  affect the  Company's ability to record,  process,  summarize and report financial data or
            (b) any fraud, whether or not material,  that involves management or

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            other  employees  who  have a  significant  role  in  the  Company's financial reporting, disclosures or internal controls.

6.          Each Principal  Executive Officer and Senior Financial  Officer,  in
            the fulfillment of that officer's duties and responsibilities,  will endeavor to comply  with,  and to cause the Company to comply  with, both the letter and spirit of applicable  governmental  laws, rules, and  regulations,  and each such officer will bring to the attention of the Audit Committee  Designees any  information  that officer may have  concerning  evidence of a violation of the securities  laws or any other laws, rules, or regulations  applicable to the Company and the operations of its business, either by the Company or its agents.

7.          Each Principal  Executive  Officer and Senior Financial Officer will promptly  report to the Audit  Committee  Designees any  information that  officer may have  concerning  evidence of a violation  of this
            Code.

8.          Each Principal  Executive  Officer and Senior  Financial  Officer is
            expected  to  adhere  to  this  Code.  The  Company  will  determine appropriate  actions to be taken in the event of  violations  of the
            Code.  Those  actions  will be designed to deter  wrongdoing  and to promote accountability for adherence to the Code.

9.          The  provisions  of this  Code can be  waived  only by action of the
            Board of Directors  acting with specific  written advice of counsel, which counsel must  represent that it has no conflict of interest in the matter, and, where appropriate, with the specific written advice
            of  the  Company's  outside  Auditors,   with  establishment  of  an
            appropriate  mechanism for monitoring  the particular  situation and reporting  back to the Board the  effects of the waiver and  whether expectations  concerning the waiver have been properly realized. The
            Company will promptly and  appropriately  disclose any waiver of any provision of this Code.

10.         This Code is a statement of corporate  policy and is not intended to and does not constitute  part of any employment  contract,  does not provide any assurance of continued  employment,  and does not create rights in any  employee,  any  shareholder,  or any other  person or entity.